Exhibit 99.1

Aptinyx Reports Third Quarter 2021 Financial Results and Recent Highlights

Completed enrollment in Phase 2b study of NYX-2925 in patients with painful diabetic peripheral neuropathy; results expected in early to mid 2Q 2022

Phase 2b fibromyalgia study and exploratory Phase 2 cognitive impairment study remain on track for readouts in 2022

PTSD Phase 2b program is set to initiate in 4Q 2021

Strong balance sheet supports Phase 2 data readouts from all four clinical development programs

Management to host conference call today at 5:00 p.m. ET

EVANSTON, Ill., November 9, 2021 -- Aptinyx Inc. (Nasdaq: APTX), a clinical-stage biopharmaceutical company developing transformative therapies for the treatment of brain and nervous system disorders, today reported financial results for the third quarter of 2021 and provided key business updates across the company’s clinical-stage pipeline of novel NMDA receptor modulators.

“The coming year promises to be an exciting time for Aptinyx as we approach several major development milestones across each of our pipeline programs,” said Norbert Riedel, Ph.D., chief executive officer of Aptinyx. “Our significant progress has set us up for an active period ahead, including initiation of our Phase 2b program in PTSD later this year and a series of Phase 2 data readouts beginning in the second quarter of next year with the results from our Phase 2b study in painful DPN. These upcoming milestones, coupled with a strong financial position, makes for a potentially transformational year for our company in 2022.”

Third Quarter 2021 and Recent Highlights

•	Clinical study enrollment updates:
o	Completed enrollment in Phase 2b study of NYX-2925 in patients with painful DPN – In October, the company announced the completion of enrollment in the company’s ongoing Phase 2b study of NYX-2925 for the treatment of painful diabetic peripheral neuropathy (DPN). Patients recently enrolled in the study are completing the 12-week treatment period and 30-day safety follow-up period and the company expects to report results from the study in early to mid 2Q 2022. The primary endpoint in the study is the change from baseline in the weekly average of patient-reported daily pain over a 12-week period as measured on the 10-point numeric rating scale (NRS).
o	Enrollment progressing in Phase 2b study of NYX-2925 in patients with fibromyalgia – The study is expected to read out in mid 2022.
o	Enrollment progressing in exploratory Phase 2 study of NYX-458 in patients with cognitive impairment associated with Parkinson’s disease and dementia with Lewy bodies – The study is expected to read out in 2H 2022.

•	Announced the appointment of Gilmore O’Neill, M.B., M.M.Sc., to the Aptinyx board of directors – In October, Aptinyx announced the appointment of Gilmore O’Neill, M.B., M.M.Sc., to the company’s board of directors. Dr. O’Neill currently serves as chief medical officer and executive vice president of research and development at Sarepta Therapeutics. He previously held senior leadership roles in development at Biogen. Dr. O’Neill has extensive experience in CNS drug development, academic medicine, and as a practicing neurologist.

•	Secured a growth capital credit facility of up to $50 million from K2 HealthVentures – In September, Aptinyx announced it had entered into a loan facility and security agreement with K2 HealthVentures, providing the company with access to up to $50 million in capital. The funds will provide growth capital as Aptinyx advances its clinical pipeline of novel NMDA modulators, as well as financial flexibility in the wake of multiple expected data readouts in 2022.

Upcoming Milestones

•	Initiation of Phase 2b study of NYX-783 (50 mg) in patients with PTSD – 4Q 2021
•	Initiation of Phase 2b study of NYX-783 (150 mg) in patients with PTSD – 1Q 2022
•	Data readout from Phase 2b study of NYX-2925 in patients with painful DPN – early to mid 2Q 2022
•	Data readout from Phase 2b study of NYX-2925 in patients with fibromyalgia – mid 2022
•	Data readout from exploratory Phase 2 study of NYX-458 in cognitive impairment – 2H 2022

Third Quarter 2021 Financial Results

Cash Position: Cash and cash equivalents were $125.3 million at September 30, 2021, compared to $141.0 million at December 31, 2020. Aptinyx expects its current cash balance and guaranteed available cash to fund readouts from each of the company’s Phase 2 clinical development programs and support anticipated operations into 2023.

Research and Development (R&D) Expenses: Research and development expenses were $16.3 million for the three months ended September 30, 2021, compared to $6.6 million for the three months ended September 30, 2020. The increase in R&D expenses was primarily driven by costs associated with enrollment activities in the company’s two ongoing Phase 2b studies of NYX-2925 in chronic pain.

General and Administrative (G&A) Expenses: General and administrative expenses were $4.9 million for the three months ended September 30, 2021, compared to $5.0 million for the same period in 2020.

Net Loss: Net loss was $21.2 million for the third quarter of 2021, compared to a net loss of $11.3 million for the third quarter of 2020.

Conference Call

The Aptinyx management team will host a conference call and webcast today at 5:00 p.m. ET to review its financial results and highlights for the third quarter of 2021 and subsequent period. To access the live conference call, please dial (844) 200 6205 (domestic) or (929) 526 1599 (international) and refer to conference ID 322632. A live audio webcast of the event will be available on the Investors & Media section of Aptinyx’s website at https://ir.aptinyx.com. A replay of the webcast will be archived on Aptinyx’s website for 30 days following the event.

About Aptinyx

Aptinyx Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of proprietary synthetic small molecules for the treatment of brain and nervous system disorders. Aptinyx has a platform for discovery of novel compounds that work through a unique mechanism to modulate—rather than block or over-activate—NMDA receptors and enhance synaptic plasticity, the foundation of neural cell communication. The company has three product candidates in clinical development in central nervous system indications, including chronic pain, post-traumatic stress disorder, and cognitive impairment. Aptinyx is also advancing additional compounds from its proprietary discovery platform, which continues to generate a rich and diverse pipeline of small-molecule NMDA receptor modulators with the potential to treat an array of neurologic disorders. For more information, visit www.aptinyx.com or follow Aptinyx on Twitter @Aptinyx.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the company’s business plans and objectives, including future plans or expectations for NYX-2925, NYX-783, or NYX-458, the potential therapeutic effects of the company’s product candidates and discovery platform, expectations regarding the design, implementation, timing, and success of its current and planned clinical studies, the expected impact and contribution of the company’s board of directors and executives to the company’s business, effects of the COVID-19 pandemic on patient enrollment and the expected timing of study completion and data reporting, the timing for the company’s receipt and announcement of data from its clinical studies, expectations regarding its uses and sufficiency of capital, including the operational runway of its current cash balance, and the effect of the COVID-19 pandemic on the foregoing. Risks that contribute to the uncertain nature of the forward-looking statements include: the effect of the COVID-19 pandemic on the company’s business and financial results, including with respect to disruptions to the company’s clinical studies, business operations, and ability to raise additional capital; the success, cost, and timing of the company’s product candidate development activities and planned clinical studies; the company’s ability to execute on its strategy; positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies; regulatory developments in the United States and foreign countries; the company’s estimates regarding expenses, future revenue, and capital requirements; the company’s ability to fund operations into 2023; as well as those risks and uncertainties set forth in the company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission, including the company’s upcoming Quarterly Report on Form 10-Q for the period ended September 30, 2021. All forward-looking statements contained in this press release speak only as of the date on which they were made. Aptinyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

APTINYX INC.
CONDENSED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	September 30, 2021	December 31, 2020
Current Assets:
Cash and cash equivalents	$125,290	$141,028
Restricted cash	197	179
Accounts receivable	—	257
Prepaid expenses and other current assets	6,920	8,140
Total current assets	132,407	149,604
Property and equipment, net and other long-term assets	243	1,002
Total assets	$132,650	$150,606

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$3,117	$1,209
Accrued expenses and other current liabilities	3,166	3,374
Total current liabilities	6,283	4,583
Term loan, non-current	14,038	—
Other long-term liabilities	287	114
Total liabilities	20,608	4,697
Stockholders’ equity	112,042	145,909
Total liabilities and stockholders’ equity	$132,650	$150,606

APTINYX INC.
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Collaboration revenue	$—	$257	$1,000	$1,564

Operating expenses
Research and development	16,278	6,630	41,388	26,049
General and administrative	4,928	5,050	14,974	14,719
Total operating expenses	21,206	11,680	56,362	40,768

Loss from operations	(21,206)	(11,423)	(55,362)	(39,204)
Other income (expense), net	(25)	85	86	639
Net loss and comprehensive loss	$(21,231)	$(11,338)	$(55,276)	$(38,565)
Net loss per share - basic and diluted	$(0.31)	$(0.24)	$(0.82)	$(0.85)
Weighted average shares outstanding - basic and diluted	67,716	46,978	67,053	45,503

Investor & Media Contact:

Patrick Flavin

Aptinyx Inc.

ir@aptinyx.com or corporate@aptinyx.com

847-871-0377

Source: Aptinyx Inc.